     Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2023 relating to the financial statements of Hydrofarm Holdings Group, Inc., and the effectiveness of Hydrofarm Holdings Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Hydrofarm Holdings Group, Inc. for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

March 9, 2023